AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF SUCH STATE. THE COMPANY MAY ELECT TO SATISFY ITS OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF THE COMPANY’S SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

Offering Circular Dated: 06/01/2025

Niihara International, Inc.

Maximum Total Offering $20,000,000

Up to $20,000,000 of Offering Amount Available in Original Issuance Common Shares

(10,000,000 Common Shares)

Niihara International, Inc. (the “Company”) is offering the following securities on a “best efforts” basis:

  10,000,000 shares of common stock originally issued by the Company

All of the securities made available in this Offering shall be called the "Offering Securities.” Since there is no minimum amount of securities that must be purchased, all investor funds will be available to the Company upon commencement of this Offering and no investor funds will be returned if an insufficient number of securities are sold to cover the expenses of this Offering and provide net proceeds to the Company.

The minimum purchase requirement per investor is $1,000; however, the Company can waive the minimum requirement on a case-by-case basis in its sole discretion. The Company expects to commence the sale of the Offered Securities as of the date on which the Offering Statement (“Offering Statement”) of which this Offering Circular is a part, is qualified by the United States Securities and Exchange Commission (the “SEC”).

Prior to this Offering, there has been no trading market for our common stock.

A maximum of $20,000,000 of Offered Securities will be offered worldwide. No sales of Offered Securities will be made anywhere in the world prior to the qualification of the Offering Statement by the SEC in the United States. All Offered Securities will be initially offered in the jurisdiction at the same U.S. dollar price that is set forth in this Offering Circular.

	Price to Public	Underwriting Discount and Commissions (1)	Proceeds to Issuer	Proceeds to Other Persons
Per Common Share	$2.00	$0.00	$2.00	$0.00

(1) We are not currently using commissioned sales agents or underwriters.

These are speculative securities. Investing in our securities involves significant risks. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

The SEC does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

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THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKANG STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

OFFERING CIRCULAR SUMMARY

The following summary highlights selected information contained in this Offering Circular. This summary does not contain all the information that may be important to you. You should read this entire Offering Circular carefully, including the sections titled “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statement and the related notes included elsewhere in this Offering Circular, before making an investment decision. Unless the context otherwise requires, the terms “Niihara International, Inc.”, “the Company,” “Se,” “us” and “our” in this Offering Circular refer to Niihara International, Inc.

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OUR COMPANY

Niihara International, Inc. is a United States company.

THE OFFERING

Issuer	Niihara International, Inc.
Securities Offered:	Investors in this Offering will have the opportunity to purchase the following securities. 10,000,000 shares of common stock originally issued by the Company
Common Stock Outstanding Before the Offering:	145,167,494 Common Shares
Common Stock Outstanding After the Offering:	155,167,494 Common Shares
Minimum number of Securities to be sold in this Offering:	No minimum number of securities to be sold in this offering
Market for the Common Securities:	There is no public market for our securities
Term of Offering:	The Company is offering its securities directly to the public on a best-efforts basis
Use of proceeds:	Proceeds from the sales of Common Stock included in this Offering will be used as set forth below:
* The Company aims to retrofit its existing L-glutamine manufacturing facility in Japan (the "Manufacturing Facility") to scale production of Entabor2. The active pharmaceutical Ingredient (API) in Entabor2 is from the same source with the same quality as the USFDA approved L-glutamine.

* The Company plans to upgrade its Manufacturing Facility so that the Company can better control its supply chain and place the Company in a strategically competitive position with respect to the fulfilment of orders for sickle cell pharmaceuticals from India, Africa and the Middel East.

Risk factors:	Investing in our securities involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this Offering Circular.

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RISK FACTORS

An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this Offering Circular, before purchasing securities in this offering. The risks and uncertainties described below are not the only ones that we face. Additional risks and uncertainties that we are unaware of may also become important factors that adversely affect our business. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer and the trading price, if any, of our shares could fall, causing you to lose some or all of your investment. The following is a description of what we consider the key challenges and material risks to our business and an investment in our securities.

We may not successfully execute our business plan to generate revenue and create a sustainable growth trajectory

We have not generated significant revenues to date. Our ability to generate revenue and grow our revenue will depend, in part, on our ability to execute on our business plan, and expand our customer base and business model in a timely manner. We may fail to do so. A variety of factors outside of our control could affect our ability to generate revenue and our revenue growth.

We may encounter unanticipated obstacles in the execution of our business plan

The Company’s business plans may change significantly. Many of the Company’s potential business endeavors are capital intensive and may be subject to statutory or regulatory requirements. Management believes that the Company’s chosen activities and strategies are achievable in light of current economic and legal conditions with the skills, background, and knowledge of the Company’s principals and advisors. Management reserves the right to make significant modifications to the Company’s stated strategies depending on future events.

We may experience quarterly fluctuations in our operating results due to a number of factors which make our future results difficult to predict and could cause our operating results to fall below expectations

Our quarterly operating results may fluctuate due to a variety of factors, many of which are outside of our control. As a result, comparing our operating results on a period-to-period basis may not be meaningful. Factors that may affect our quarterly results include but not limited to: operating costs, our ability to hire, train and retain key personnel, developing new products/services and expanding new market. Based upon all the factors described above, we have a limited ability to forecast our future revenue, costs and expenses, and as a result, our operating results may fall below our estimates from time to time.

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Our operation depends significantly on key personnel and management

The Company’s success will be particularly dependent upon our executive management. Our dependence upon key personnel to operate our business puts us at risk of a loss of expertise if they leave us. If we are not able to retain the existing highly qualified management, we may not be able to successfully execute our business strategy. Effective management of targeted growth shall require expanding the company’s management and financial controls, hiring additional appropriate personnel.

We may continue to be controlled by a small number of securities holders with interests that differ from other securities holders

As of the date of this Offering Circular, the majority of majority of equity in the company is held by a relatively small group of people. Ownership by managers, officers, and/or directors pre offering is 69% of the company. Therefore, the current managers, officers and/or directors, by nature of their ownership, now and potentially in the future could be in a position to control Niihara International, Inc.’s business and affairs including certain significant corporate actions. Their interests may differ from the interests of other shareholders.

We will likely face significant competition

We will compete with other large well-established companies with greater financial resources and well-established marketing and sales teams to promote business and drive sales. With technology and compliance costs on the rise, running any type of business similar to ours is very costly. The competition may prevent the Company from effectively becoming engaged in certain markets.

Market risks and general economic conditions might cause significant risks and uncertainties

The financial success of the Company may be sensitive to adverse changes in general economic conditions in the United States, such as recession, inflation, unemployment, and interest rates. The management believes that certain catalysts such as economic slowdowns, uncertain energy prices, and/or accelerating inflation could hurt the Company’s prospects. A global economic slowdown will create further obstacles for our Company.

We may not raise sufficient funds to execute our business model

If the gross offering proceeds of $20,000,000 is realized, the Company believes that such proceeds will capitalize and sustain the Company sufficiently to allow for the implementation of the Company’s business plans. If only a fraction of this Offering is sold, or if certain assumptions contained in management’s business plans prove to be incorrect, the Company may have

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inadequate funds to fully develop its business and may need additional financing or other capital investment to fully implement the Company’s business plans.

We may encounter risks associated with our expansion

As we expand, we will likely need to reconstruct our financial allocations, and potential divert funds from our core business. Any errors or lapses in this process could adversely affect our position in the market. All of the risks associated with the expansion of operations may be have an adverse effect on the company’s present and prospective business activities.

Compliance with current and future regulations could affect our business

Our industry is subject to a vast array of rules and regulations from a wide variety of regulatory agencies, and they apply not only to the Company but also the companies with which we do business. Failure to comply with applicable laws and regulations could harm our business and financial results. In addition to potential damage to our reputation and our clients’ confidence, failure to comply with the various laws and regulations, as well as changes in laws and regulations or the manner in which they are interpreted or applied, may result in civil and criminal liability, damages, fines and penalties, increased cost of regulatory compliance and restatements of our financial statements. Additionally, future changes to laws or regulations, or the cost of complying with such laws, regulations or requirements, could also adversely affect our business and results of operations.

We may encounter certain risks associated with website security

Protecting of customers’ information is a key responsibility of the Company. We have been dedicated to constantly improve our website security to address the protection of our customers’ information and records. This includes protecting against any possible threats or hazards to the security as well as against any unauthorized access to our customers’ information. Any breach in the Company’s website security, whether international or unintentional, could cause our customers to lose their confidence in our website and hurt our company’s reputation. Additionally, breaches of our users’ personal information could lend to regulatory fines for noncompliance or even possible lawsuit.

As we do not have an escrow or trust account with this subscription, if we file for or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and

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administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

There is no current market for the company’s securities

There is no formal marketplace for the resale of Niihara International, Inc.’s securities. The securities may or may not be traded on the over-the-counter market to the extent any demand exists. However, we do have plans to apply for or otherwise seek trading or quotation of the company’s securities in a later stage. Investors should assume that there will not be able to liquidate their investment for some time, or be able to pledge their shares as collateral.

In the event that our shares become publicly traded, our shares may trade under $5.00 per share, and thus may be considered a penny stock. Trading penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our shares.

In the event that our shares become publicly traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

Depending on market fluctuations, our Common Stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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We have established no minimum offering of our securities

Because there is no minimum offering of our securities, purchasers in this offering may be one of a few to purchase our securities and management’s plans for the offering proceeds may not be met, in which case the purchasers may lose their entire investment.

We do not anticipate paying dividends in the foreseeable future, so there will be less ways in which you can make a gain on any investment in the Company

We do not intend to pay any dividends for the foreseeable future. Further, to the extent that we may require additional funding currently not provided for in our financing plan, our funding sources may prohibit the declaration of dividends. Because we do not intend to pay dividends, any gain on your investment will need to result from an appreciation in the price of our Common Stock.

We expect to encounter specific industry risks

While the Company believes the knowledge and experience of its key director, officer and future employees will enable it to produce generic medications at scale and at competitive prices, there is always a possibility that new pharmaceutical developments or other new technologies will compromise the Company's business model and make it harder for the Company to compete.

We expect to encounter specific risks related to our position in the market

As newly formed entity, the Company will be competing for market share against larger, more well-established businesses. Further, it is anticipated that all of the medications that the Company will be manufacturing will be generic, so the Company will not benefit from intellectual property protection.

DILUTION

The price of the current offering is set as follows:

  $2 per Share of common stock for common stock to be originally issued by the Company

If you invest in our securities, your interest will be diluted.

Dilution represents the difference between the offering price and the net tangible book value per Common Shares immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of the Company’s arbitrary determination of the offering

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price of the Common Shares being offered. Dilution of the value of the securities you purchase is also a result of the lower book value of the Common Shares held by our existing securities holders.

Niihara International, Inc. has 145,167,494 Common Shares outstanding as of 03/02/2025. The following table demonstrates the dilution that new investors will experience relative to the Company’s net tangible book value of $-707,077 based on 145,167,494 Common Shares as of 06/01/2025.

The table represents three scenarios: $5,000,000 raised from this offering, $10,000,000 raised from this offering and a fully subscribed $20,000,000 raised from this offering. This table assumes that in each scenario the same percentage of securities being made available directly from the issuer as those securities being offered by existing securities holders are sold relative to the overall number of securities being made available in each of these respective groups.

Dilution Per Share

	If 25% of Securities Sold	If 50% of Securities Sold	If 100% of Securities Sold
Average Price Per Newly Issued Common Share in this Offering	$2.00	$2.00	$2.00
Book Value Per Common Share Before Offering	$-0.00487	$-0.00487	$-0.00487
Book Value Per Common Share After Offering	$0.02907	$0.06188	$0.12434
Increase (Decrease) in Book Value Per Common Share	$0.3394	$0.06675	$0.12827
Dilution Per Common Share to New Investors	$-1.97093	$-1.93812	$-1.87173
Dilution Per Common Share by Percentage	98.55%	96.91%	93.59%

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The following table summarizes the difference between the existing securities holders and the new investors with respect to the number of Common Shares of common stock purchased, the total consideration paid, and the average price per share paid, if maximum offering price of reached.

Average Price Per Common Shares

	Common Shares Issued		Total Consideration
	Number of Common Shares	Percent	Amount	Percent	Average Price Per Share
Existing Shareholders	145,167,494	93.56%	$6,517	0.003%	$0.0001
New Investors	10,000,000	6.44%	$20,000,000	99.997%	$2
TOTAL	155,167,494	100%	$20,006,517	100%	$0.12893

PLAN DISTRIBUTION AND SELLING SECURITY HOLDERS

We are offering the following securities:

  10,000,000 shares of common stock originally issued by the Company

All of the above securities are being offered on a “best efforts” basis.

Further, the collective securities mentioned are being offered directly by the Company to investors who meet the suitability standards set forth herein and on the terms and conditions set forth in this Offering Circular. All subscribers will be instructed by the company or its agents to transfer funds by wire or ACH transfer directly to the company account established for this Offering or deliver checks made payable to Niihara International, Inc.

The offering will terminate at the earlier of: (1) the date at which the maximum offering amount has been sold, (2) the date at which the offering is terminated by us in our sole discretion, but in no event for more than one year from the date that the Offering is qualified with SEC. We may undertake one of more closings on a “rolling” basis. After each closing, funds tendered by investors will be available to the Company. Upon closing, funds tendered by investors will be made available to us for our use.

We will use our existing website, www.niiharainternational.com, to provide notification of the Offering. Persons who desire

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information may be directed to a website owned and operated by an unaffiliated third party (www.glassboxlaw.com) that provides technology support to issuers engaging in Regulation A offerings.

No dividends to purchasers of our offered securities are assured, nor are any returns on, or of, a purchaser’s investment guaranteed. Dividends are subject to our ability to generate positive cash flow from operations. All dividends are further subject to the discretion of our board of directors. It is possible that we may have cash available for dividends, but our board of directors could determine that the reservation, and not distribution, of such cash by our Company would be in our best interest.

You will be required to complete a subscription agreement in order to invest. We may be required to rely on pursuing private financing options in order to continue operations if it takes some time for us to raise funds in this offering.

SELLING SECURITY HOLDERS

The table below represents all of the Officers, Directors and 5%+ Owners of the Company that have included Common Shares for sale in this Offering.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
NA	NA	0	0	0	$0	0

Total Securities Being Offered by the Selling Security Holders designated above in This Offering: 0 Common Shares

Percentage of Pre-Offering Securities Being Offered by Selling Securities Holders in This Offering: NA

USE OF PROCEEDS TO ISSUER

The Company estimates that the net proceeds after all offering expenses will be approximately $20,000,000.00 if:

  We can sell 10,000,000 shares of common stock originally issued by the Company

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General Proposed Use of Funds:

We aim to retrofit our existing L-glutamine manufacturing facility in Japan (the "Manufacturing Facility") to scale production of Entabor2. The active pharmaceutical Ingredient (API) in Entabor2 is from the same source with the same quality as the USFDA approved L-glutamine.

The Company plans to upgrade its Manufacturing Facility so that the Company can better control its supply chain and place the Company in a strategically competitive position with respect to the fulfilment of orders for sickle cell pharmaceuticals from India, Africa and the Middel East.

Objectives Targeted:

The primary objective of the funds raised through this offering is to establish a strong infrastructure that will enable Niihara International, Inc. to serve a large population of sickle cell patients across India, Africa, and the Middle East. By leveraging these resources, we aim to expand access to essential treatments in regions with significant unmet medical needs.

A substantial portion of the proceeds will be allocated to key operational initiatives, including:

* Procurement of Active Pharmaceutical Ingredients (API): Securing a reliable supply of API is essential for the production and distribution of our medications. This investment will ensure the steady availability of high-quality pharmaceutical materials necessary for our formulations.

* Hiring of Key Personnel: We plan to recruit experienced professionals, including executive officers and pharmaceutical specialists, who will play a pivotal role in executing our business strategy and driving operational efficiency.

* Establishment of Satellite Offices: To strengthen our presence in key international markets, we will establish satellite offices in India, the Middle East, and various African countries. These offices will facilitate local operations, regulatory compliance, and distribution efforts, ensuring efficient market entry and sustained growth.

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Through these strategic investments, Niihara International, Inc. is committed to building a robust foundation for long-term success, enabling us to expand our reach and improve the quality of life for sickle cell patients in underserved regions.

Targeted Impact on Profitability and/or Enterprise Value:

The funds raised through this offering will provide Niihara International, Inc. with the necessary resources to transition into the revenue-generating phase of our operations. By strategically deploying these funds, we will be able to establish our supply chain, expand our market presence, and initiate product distribution in key regions.

Based on our financial projections, once revenue generation begins, we anticipate achieving a profit margin of approximately 30%. This forecast reflects our efficient cost structure, strategic sourcing of Active Pharmaceutical Ingredients (API), and targeted market expansion efforts. Our ability to reach profitability will further support reinvestment into operations, enabling sustained growth and long-term value creation for our stakeholders.

Through this offering, Niihara International, Inc. is positioning itself for financial strength and scalability, ensuring that we can effectively meet the growing demand for our products while delivering strong returns.

The distribution of our use of net proceeds is listed as follows if the maximum offering amount is raised.

USE NAMES	If 100% of Common Shares Sold	Percentage
Capital Expenditures	$5,000,000	25.00%
Marketing	$0	0.00%
Payroll	$0	0.00%
Research & Development	$0	0.00%
Payment of Prior Debts	$0	0.00%
Working Capital	$15,000,000	75.00%
TOTAL	$20,000,000	100%

1 See the accompanying notes to the Use of Proceeds Table.

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Notes to the Use of Proceeds Table

1. The foregoing information is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another category, and we will have broad discretion in doing so. Pending these uses, we may invest the net proceeds of this offering in short-term, interest-bearing securities.

2. The Company, without limitation, may hold cash or invest in cash equivalents for short-term investments. Among the cash equivalents in which the Company may invest are: (i) obligations of the U.S. Government, its agencies or instrumentalities or governmental agencies of other developed nations; (ii) commercial paper; and (iii) repurchase agreements, money market mutual funds, any certificates of deposit and bankers’ acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation or other similar banks.

3. While not presently contemplated, the Company may also enter into repurchase and reverse repurchase agreements involving any preceding instruments, as well as invest in money market mutual funds.

4. The Company also expects to use the net proceeds from this Offering for working capital, capital expenditures, the repayment of outstanding debt, estimated memorandum and/or offing portal preparation, filing, printing, legal, accounting and other fees and expenses related to the Offering, marketing, sales and product development.

5. No amount of the proceeds are currently assigned to acquire assets outside of the ordinary course of business; however, asset acquisition is planned as part of our growth strategy. If we acquire assets in the future, we may use a material amount of the proceeds for the acquisition.

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DESCRIPTION OF BUSINESS

Overview

Niihara International, Inc. was incorporated in the State of California on 08/24/2023 as a c-corporation.

Business Lines

 The Company is a commercial-stage biopharmaceutical company primarily focused on the development, commercialization, and distribution of innovative therapies for rare and orphan diseases. The company’s lead product is an FDA-approved prescription-grade L-glutamine oral powder designed to reduce acute complications associated with sickle cell disease (SCD) in patients aged five years and older.

The Company markets and distributes it’s lead product in the United States and select international markets, including the Middle East and North Africa (MENA) region. Additionally, the company has pursued regulatory approvals in India and other emerging markets.

Development History & Primary Products/Services

The Company’s primary product is an FDA-approved prescription-grade L-glutamine oral powder designed to reduce acute complications associated with sickle cell disease (SCD) in patients aged five and older.

Prior Financial Impairment

NA

Prior Restructuring and/or Major Asset Sales

NA

Potential Changes to Special Characteristics

Below are of the Company's distinctive characteristics that could impact future performance.

* Dependence on a Single Product: The Company heavily relies on the commercial success of its lead product, making it vulnerable to market fluctuations and competition.

* Regulatory Challenges: The pharmaceutical industry is subject to stringent government regulations, including pricing and reimbursement policies that could impact profitability.

* Competitive Market: The company faces competition from gene therapies such as Casgevy from Vertex Pharmaceuticals.

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* Manufacturing and Supply Chain Risks: The Company has faced challenges in securing reliable packaging sources, leading to delays in its production and distribution.

Marketing and Sales Strategies

In the United States, the Company works within a network of relationships to market and sell its product. It also collaborates with Community-Based Organizations (CBOs) to raise awareness among sickle cell patients. Internationally, the Company has distribution agreements in the MENA region and India to drive sales.

Industry Analysis and Trends

The global sickle cell disease treatment market is expanding due to increased awareness, improved diagnostics, and emerging new therapies.

The Company seeks to leverage its established market presence and distribution network to expand into underserved markets like Africa and India.

The Competition

The Company competes with well funded bio-pharmaceutical companies such as Vertex Pharmaceuticals that provide gene therapies and medical supplement companies that offer non-prescription grade L-glutamine supplements which may be sold at lower price but not covered by insurances in most of the regions.

Company Management and Employees

Senior Management

At the present time, the individuals below are actively involved in the management of the Company.

(i) Yutaka Niihara, CEO whose key responsibilities are making major corporate decisions, managing the overall operations of our company, creating and implementing strategies to grow the business and communicating between the corporate operations.

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(ii) Yutaka Niihara, CFO whose key responsibilities are overseeing our company’s financial condition and capital structure, and presenting and reporting financial information, and implementing the company’s financial forecasting.

(iii) Yutaka Niihara, COO whose key responsibilities are managing operational issues within the organization to make sure that our company as well as our employees are complying with regulatory requirements and internal policies and procedures.

Employees

As of the date of publication of this offering Circular, our company had 1 full time employees and 1 part time employees. From time to time we have other part time employees. Our company believes that its relationship with its employees is good. Over the next couple years, we are planning to recruit more high-qualified candidates to meet the needs to our business expansion, and we have access to a large pool of qualified candidates.

Government Regulation

We are unaware of and do not anticipate having to expend significant resources to comply with any local, state and governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to offer our products and services, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Intellectual Property

We do not currently hold rights to any intellectual property and have not filed for copyright or trademark protection for our name, products, services or website. We do intend to trademark any of our future product or service names, our company logo and any other logo we create.

Description of Real Property

The Company currently owns 100% of one of only two factories in the world that can manufacture pharmaceutical grade L-glutamine.  This factory has been assigned a $0 value as of now due to the fact that it needs to be upgraded to made compliant to operate.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this Offering Circular (“prospectus”). Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that reflect our current views with respect to future events and financial performance, which involve risks and uncertainties. Forward-looking statements are often identified by words like: “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words that, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Description of Financial Condition

The Company is a commercial-stage biopharmaceutical company focusing on the discovery, development, marketing, and sale of treatments for rare and orphan diseases. The company's financial condition reflects its ongoing commercialization efforts for its lead product, a prescription-grade L-glutamine oral powder designed to reduce the acute complications of sickle cell disease (SCD) in both adult and pediatric patients aged five and older.

The Company has been working towards increasing its revenues by expanding commercialization efforts in both the United States and internationally. However, the Company continues to face financial uncertainty and is financing its operations through related-party loans, third-party loans, equity or debt financings, and possible corporate collaborations and licensing arrangements.

The Company acknowledges that it cannot predict if or when it will become profitable, given the costs associated with product commercialization and regulatory approvals. Over the past two years, the Company has sought to optimize revenue

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generation through distribution partnerships, physician group purchasing organizations, and pharmacy benefits managers, to try to ensure that it’s product is accessible through selected retail and specialty pharmacies.

Results of Operations

 The Company has not yet generated revenue.

Factors Affecting Income

The Company has not yet begun to generate revenue.

Material Changes in Sales or Revenues

There have not been changes in revenue because the Company has not yet begun to generate revenue.

Liquidity and Company Resources

Current Liquidity

The Company faces short-term liquidity challenges and long-term funding uncertainties, with a heavy reliance on external financing sources to sustain operations. Below is an overview of the company’s liquidity position, funding sources, and strategic measures taken to address deficiencies.

1. Short-Term Liquidity Position
As of December 31, 2024, the Compan reported a cash balance of -$707,077 and $12,651 in short-term financial obligations.

Due to these short-term liabilities and uncertainties regarding its ability to generate sufficient cash flow, there is substantial doubt about the Company's’ ability to continue as a going concern for the next 12 months.

2. Internal and External Sources of Liquidity
The Company relies on a combination of internal cash reserves and external funding mechanisms to meet its liquidity needs.

Internal Sources of Liquidity
Accounts Receivable Factoring: The Company may need to sell eligible accounts receivable to sustain operations.

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Operational Revenue
The company has not yet begun to generate revenue.

External Sources of Liquidity
Debt Financing: The Company has raised capital through convertible notes and promissory notes, which are a major component of its outstanding liabilities.

Related-Party Loans: The company continues to receive funding support from affiliated parties.
Equity and Private Placements: The Company is currently pursuing a Reg A application to raise additional capital.

Material Unused Sources of Liquidity
There are no significant unused credit facilities or major untapped funding sources identified in the report.

3. Liquidity Deficiency and Remedies
The Company has acknowledged a material liquidity deficiency and is actively taking measures to secure additional financing and reduce cash outflows.

The Company is pursuing financing through new loans, equity sales, or strategic partnerships.

Despite these efforts, uncertainty remains about the Company's ability to generate sufficient cash flow to meet obligations, and additional equity or debt financing is critical for long-term stability.

Capital Commitments

The Company has not yet made any material capital commitments for the current or future years.

Plan of Operations for Non-Revenue-Generating Divisions

Overview:

The Company’s primary non-revenue-generating division is EJ Holdings, Inc., which has not generated revenue from operations since its inception. EJ Holdings was established to acquire and reactivate a phased-out amino acid manufacturing

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facility in Ube, Japan, with the goal of producing prescription-grade L-glutamine (PGLG) in compliance with current Good Manufacturing Practices (cGMP).

Plan for the Next 12 Months:

1. Funding and Financial Strategy: The Company must secure funding for EJ Holdings to continue its operations.

2. Operational Outlook: If EJ Holdings fails to secure necessary funding, operations at the Ube facility may remain suspended.

3. Regulatory and Manufacturing Considerations: The facility must obtain regulatory approvals before commencing operations. Any delays in regulatory compliance or financial challenges could hinder EJ Holdings’ ability to generate revenue.

Financial Implications:
• The Company does not anticipate deriving revenue from EJ Holdings in the near term.
• A portion of the proceeds from this Offering may be allocated to EJ Holdings
• If additional funding is required within the next six months for other operational needs, the Company may seek alternative financing methods as well.

Impact of Trends on Capital Requirements
Significant Recent Trends in Production, Sales, Inventory, Orders, Costs, and Selling Prices

1. Production and Inventory: The Company relies on a single supplier for prescription-grade L-glutamine and a single packager for finished goods. Inventory levels may fluctuate due to forecasting challenges, leading to occasional excess stock or shortages that impact financial performance.

2. Sales and Orders: Net revenues may fluctuate as more generic drug competitors enter the marketplace.

3. Costs and Selling Prices: Selling expenses may rise to address competition in the market. Trends, Uncertainties, and Material Events Affecting Capital Resources

4. Liquidity and Profitability Challenges: There is no assurance of achieving sustainable profitability, and the Company anticipates continued net losses until it can further increase sales.

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5. Debt and Financing Requirements: The Company will need to raise additional capital through debt or equity financing in the next six months to meet ongoing operational expenses and debt obligations.

6. Regulatory and Market Risks: Economic and geopolitical factors, including inflation, supply chain disruptions, and currency fluctuations, may impact production costs and profitability.

Plan of Operations

We anticipate that the capital we intend to raise in this offering will be sufficient to enable us to execute our business plan, including, but not limited to hiring a strong management team and key personnel; promoting sales by conducting more marketing; executing on the milestones described in this Offering Circular; and achieving growth by way of strategic partnerships.

It is the opinion of Company management that the proceeds from this proposed offering will satisfy the Company’s need for liquidity and cash requirements and put the Company in a position to grow its business in accordance with its business plan. Please refer to Use of Proceeds, Part II for the Company’s planned use of proceeds to be generated from this proposed offering.

Milestone 1: Month 1

Within one month of the offering’s closing, Niihara International, Inc. plans to take key operational steps to position the company for growth and execution of its strategic initiatives. First, we intend to finalize the hiring of all C-level officers, with candidates already identified and selected. This leadership team will be critical in driving our mission forward and ensuring the successful implementation of our business objectives. Additionally, we plan to place orders for the Active Pharmaceutical Ingredient (API) necessary for the final formulation and packaging of our product, marking a significant milestone in our product commercialization efforts.

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Milestone 2: Month 2 to Month 6

Within two to six months following the closing of this offering, Niihara International, Inc. anticipates achieving several key milestones to advance our growth strategy and global market expansion. First, we expect to commence the distribution of our packaged medications in India, the Middle East, and Africa. These products will be introduced both as pharmaceutical materials and as dietary supplements, allowing us to establish a strong foothold in these high-demand markets. Simultaneously, we will initiate the planning phase for the retrofitting project of our Japanese purification plant in Ube, Japan. This facility will play a crucial role in supplementing our current supply of Active Pharmaceutical Ingredients (API), which we currently source from Ajinomoto Co. Given our projected growth, we anticipate that demand for our products will exceed current supply within one to two years. As part of our long-term strategy, we will continue evaluating opportunities for the development of additional production facilities to meet future demand. Additionally, we plan to begin exploring opportunities in the European Union market, identifying regulatory pathways and potential distribution partners to expand our international presence further. Through these strategic initiatives, Niihara International, Inc. is committed to scaling its operations, securing a reliable supply chain, and broadening its global market reach.

Milestone 3: Month 7 to Month 12

Niihara International, Inc. projects that cash flow from operations will commence approximately seven to eight months following the closing of this offering. Based on market potential, if we are able to reach just 0.1% of patients in India, we anticipate generating approximately $60 million in revenue. Expanding our coverage to 1% of the patient population in India alone could result in revenue of approximately $600 million. These projections underscore the significant market opportunity and the scalability of our business model. Additionally, we plan to initiate the construction phase of the retrofitting project for our Japanese purification plant. This facility will serve as a critical component of our long-term supply chain strategy, supplementing our existing API source from Ajinomoto Co. and positioning us for increased production capacity as demand grows. Furthermore, as part of our expansion strategy, we intend to evaluate potential acquisition opportunities in the pharmaceutical sector. We are actively considering acquiring a company that complements our operations, which could enhance our product portfolio, streamline supply chain efficiencies, and accelerate market penetration.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The following tables list the current Directors, Officers and Significant Employees of the Company. Significant Employees that are not Officers or Directors are those employees whose decisions and activities are expected to have a material impact on the Company’s performance.

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Executive Officers and Significant Employees

Name	Position	Age	Term of Office
Yutaka Niihara	CEO	65	08/24/2023 to present
Yutaka Niihara	CFO	65	08/24/2023 to present
Yutaka Niihara	COO	65	08/24/2023 to present

Directors

Name	Position	Age	Term of Office
Yutaka Niihara	Director	65	08/24/2023 to present

Yutaka Niihara: CEO

Family Relationship to Company: Founding Shareholder

Background:

Yutaka Niihara is a seasoned pharmaceutical executive and entrepreneur with a proven track record in leadership, fundraising, and global healthcare expansion. From 2020 to 2023, Yutaka served as the Chairman and CEO of Emmaus Life Sciences, Inc., where he successfully navigated the company through the challenges of the COVID-19 pandemic. During this period, he secured critical funding, optimized operational efficiency, and strategically relocated assets to sustain business continuity. Post-pandemic, he led Emmaus to profitability within a year. After departing Emmaus, Yutaka shifted his focus to expanding the distribution of sickle cell treatment to underserved regions, including the Middle East, India, and Africa. To support this mission, he acquired a pharmaceutical manufacturing plant from Emmaus, ensuring a steady supply to meet the growing demand in these markets. From 2023 through fall 2024, Yutaka spearheaded the preparation of a regulatory dossier for submission to the Indian government, which is currently under review. Since 2023, he has personally raised over $2 million to fund these initiatives. In addition to founding Niihara Pharma PVT. Ltd. in India, Yutaka also leads EJH of Japan as its

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Executive Chairman. He is actively involved in the regulatory approval process, currently managing a Reg A application to further expand operations. Operating with an unparalleled level of commitment, Yutaka currently serves as CEO, CFO, COO, and CSO, overseeing strategic growth while working with new assets to drive innovation in global healthcare.

Legal Proceedings:

None

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Executive Officers
For the Last Fiscal Year Prior to This Offering

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Yutaka Niihara	CEO	$0	$0	$0
Yutaka Niihara	CFO	$0	$0	$0
Yutaka Niihara	COO	$0	$0	$0

Name	Capacities in which compensation was received	Cash compensation ($)	Other compensation ($)	Total compensation ($)
Yutaka Niihara	Director	$0	$0	$0

The Company may choose to establish an equity compensation plan for its management and other employees in the future.

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Total Compensation of Officers For the Last Fiscal Year Prior to This Offering : $0
Total Annual Compensation to Directors: $0
Total Number of Directors: 1

Future Compensation Plans for Officers and Directors

The Company anticipates that Mr. Niihara will be paid a salary in the future, the amount of which has not yet been determined.

SECURITY OWNERSHIP OF MANAGEMENT AND CERNTAIN SECURITY HOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of the date of this Offering and as adjusted to reflect the sale of shares of our Common Stock offered by this Offering Circular, by:

  Each of our Directors and named Executive Officers;
  All of our Directors and Executive Officers as a group;
  Each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, and
  All other shareholders as a group.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of common stock, except for those jointly owned with that person s spouse. Percentage of beneficial ownership before the offering is based on 145,167,494 Common Shares outstanding on 03/02/2025.

Security Holder Name	Type and Class of Securities Held	Total Number of Securities Held Pre-Offering	Total Securities Included for Sale in This Offering	Total Securities Held Post-Offering If All Available Securities Are Sold	Total Value of Securities Included in Offering	Total Number of Securities Acquirable In Class
Yutaka Niihara	Common Shares	100,000,000	0	100,000,000	$0	0
Loma Linda University	Common Shares	10,000,000	0	10,000,000	0	0
Japanese Foundation	Common Shares	10,000,000	0	10,000,000	0	0

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(1) The address of those listed is Niihara International, Inc., 24 Covered Wagon Ln., Rolling Hills Estates, California, 90274

(2) Unless otherwise indicated, all shares are owned directly by the beneficial owner.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Yutaka Niihara has previously entered a promissory note with the Company, the details of which are provided within this offering.

Related Party Transactions

A relatively small group of executives and directors own a large portion of the issued and outstanding shares of Niihara International, Inc.. Consequently, these shareholders can control the operations of the Company and will have the ability to control all matters submitted to stockholders for approval, including, but not limited to:

  Election of the Board of Directors,
  Removal of any Director(s),
  Removal of any Director(s),
  Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

Thus, a small group of executives and directors will have complete control over the Company’s management and affairs. Accordingly, their ownership may have the effect of impeding a merger, consolidation, takeover or other business combination, or discouraging a potential acquirer from making a tender offer for the Common Stock.

SECURITIES BEING OFFERED

The Company is offering the following securities:

  10,000,000 shares of common stock originally issued by the Company

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The following is a summary of the rights of our capital stock in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Description of Securities

The following table summarizes the rights and restrictions applicable to participants in this offering.

Dividend Rights	All participants in this offering shall be entitled to customary dividend rights set forth for common shareholders in the Company's bylaws.
Voting Rights	All participants in this offering shall be entitled to the voting rights set forth for common shareholders in the Company's bylaws.
Liquidation Rights	NA
Preemptive Rights	NA
Conversion Rights	NA
Redemption Provisions	NA
Sinking Fund Provisions	NA
Liability to Future Calls or Assessment by the Company	NA
Restrictions on Transferability Post-Offering	NA
Other Special Restrictions on Securities Offered	NA
Any provision discriminating against any existing or prospective holder of such securities as a result of such securityholder owning a substantial amount of securities.	NA
Cumulative Voting Requirements.	NA
Potential for Investor Rights to be Modified Outside of a Majority Vote	NA

Potential liabilities imposed on Security holders

Please see Section II Item 3 Risk Factors for potential liabilities imposed on Security holders.

NA.

Part F/S

We recognize that, until the Financial Statements are prepared by a CPA experienced in GAAP and SEC accounting, adjustments may be necessary; however, it is the opinion of the management of the Company that any adjustments will be non-material.

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Niihara International, Inc.

CONDENSED FINANCIAL STATEMENTS

For the year ended December 31, 2023, and 2024

(Unaudited)

(Stated in US Dollars)

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NIIHARA INTERNATIONAL INC
Balance Sheet as at December 31, 2024
	Amount in $
Particulars	As at December 31, 2024	As at December 31, 2023
Equity and Liabilities
Shareholders’ funds
Share capital	2,000	2,000
Reserves and surplus	(709,077)	(81,988)
	(707,077)	(79,988)

Non Current Liabilities
Convertible Notes	31,001	—
Unsecured Loans (Related Party)	1,739,352	1,285,540
Unsecured Loans (Others)	1,252,092	—
Other Non-Current Liabilities	—
	3,022,446	1,285,540

Current liabilities
Interest Payable	9,002	—
Outstanding Credit Card Balance	3,649	81,961
Other current liabilities	—	—
	12,651	81,961
Total of Equity and Liability	2,328,020	1,287,514

Assets
Non Current Assets
Other Non-Current Assets	—	—
	—	—
Current assets
Closing Stock	—	—
Cash-in-Hand	—	—
Bank Accounts	76,100	1,974
Loan and Advances (Related Party)	2,251,919	1,285,540

	2,328,020	1,287,514

Total	2,328,020	1,287,514

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NIIHARA INTERNATIONAL INC
Statement of Profit and Loss For the Year Ended 31st December 2024
	Amount in $
Particulars	For the year ended December 31, 2024	For the year ended December 31, 2023
Revenue
Revenue from operations	—	—
Interest Income	24	4
Total Revenue (I)	24	4

Expenses
Finance Cost	348,226	—
Legal and Administration Expenses	265,809	—
Other Expenses	13,078	81,991
Total Expenses (II)	627,113	81,991

Profit/(Loss) before tax (I)-(II)	(627,089)	(81,988)

Tax expense
Current tax	—	—
Deferred tax	—	—
Total tax expense	—	—

Profit/(Loss) after tax	(627,089)	(81,988)

Earnings per equity share
Basic and Diluted earnings per equity share (Refer Note No. 3)

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NIIHARA INTERNATIONAL INC
Cash Flow Statement for the Year Ended 31st December 2024

	Amount in $
	For the year ended December 31, 2024	For the year ended December 31, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Profit before income tax	(627,089)	(81,987)
Adjustments for: (Non Cash Expenses)	—	—
Add: Depreciation
Operating cash flows before movements in working capital	(627,089)	(81,987)
(Increase)/Decrease in Other receivables		—
Increase/Decrease in Other payables	69,310	—
CASH GENERATED FROM OPERATIONS	—	—
Income taxes paid	—	—
NET CASH GENERATED FROM OPERATING ACTIVITIES	(696,399)	(81,987)
CASH FLOWS FROM INVESTING ACTIVITIES
Loans and Advances	—	—
NET CASH GENERATED FROM INVESTING ACTIVITIES	—	—
CASH FLOWS FROM FINANCING ACTIVITIES
Loans and Advances to Parties	(966,379)	(1,285,540)
Loans received	1,736,906	1,367,501
Proceeds from Share Capital	—	2,000
Net cash used/generated from financing activities	770,527	(26,021)
Net increase /(decrease) in cash and cash equivalents	74,128	1,974
Cash and cash equivalents at the beginning of the period	1,974	—
Cash and cash Equivalents at the end of the Period	76,100	1,974

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NOTE 1 - NATURE OF OPERATIONS AND GOING CONCERN

Description of Business:

Historical Information:

•	Yutaka Niihara MD MPH developed treatment for sickle cell disease using L-glutamine while on faculty at UCLA
•	The treatment was approved by the US FDA in 2017 July.
•	At the time of approval, Nihara was the CEO of Emmaus Life Sciences, Inc.
•	Niihara Left Emmaus in 2023 August to pursue distribution of L-glutamine therapy to India, Africa and the Middle East
•	September 2023, Niihara International, Inc. was formed to accomplish Niihara goal of distributing the medication to where prevalence of sickle cell disease is high.
•	Initial funding for Niihara International was from the assets of Niihara Family.

Current Information:

•	As soon as the company was formed, preparation of dossier for India and Oman was started.
•	India application was accepted in October 11, 2024. We are currently waiting for the review.
•	Oman application is now ready and it was sent over to our partner the Seas Corporation.

Nature of Operation:

•	We are manufacturer and distributor of pharmaceutical agent as well as nutritional supplements of highest quality
•	We have a contract packager in India. Mg biological Pvt. Ltd
•	Yutaka Niihara also owns a manufacturing plant that is currently in process for retrofitting. It was purchased from Emmaus Life Sciences and Japan Industrial partners in January 2024.
•	Ajinomot Company with whom there is 30 year relationship.
•	Niihara’s goal is to bring safe, effective and practical treatments to developing countries at affordable cost.
•	Niihara International, Inc. plans to dominate the supply chain and prevent competition from entering the market by utilizing limited amount of pharmaceutical L-glutamine in the newly developed demand in sickle cell patients.

Going Concern:

•	Limitation of supply.
•	Limited funding at this moment. We have limited cash on hand. The Company expects that as it expands its planned scope of business and works to increase revenues, it will continue to incur operating losses. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s operations have been funded to date by management and shareholders. The Company expects this funding to continue until such time as it can acquire a profitable operating business or undertake a financing. There can be no assurance that the Company will continue to receive this funding from management or shareholders will be able to generate sufficient revenue from sales of products or that the funding received or generated will be sufficient to pay for its ongoing operations. Management’s plans for the continuation of the Company as a going concern includes successful operation of its recently acquired assets in order to attain profitable operations, the development of a commercially viable business, and financing of the Company’s operations through sale of its common stock, as well as shareholder and management advances until such time as it has established profitable operations.
•	Potential competitor with rich financial resources trying to build manufacturing facility

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Anticipated Business:

•	Currently, there is no safe, effective and practical affordable treatment for sickle cell disease, especially for children except for L-glutamine therapy. Large pharmaceutical companies have pulled back or approval withdrawn due to ineffectiveness of their treatments
•	In India alone, the new estimate of sickle cell patients exceeds 20 million. If 1% of patients get treated with our medication, it will reduce their cost of medical care by 50%. In the meantime, the revenue to Niihara International will be $600mm.
•	We also expand the business to the Middle East starting with the Sultanate of Oman.

NOTE 2 - USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with Generally Accepted Accounting Principles (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities, at the date of these financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 – SUMMARY OF ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (US GAAP).  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  All such adjustments are of a normal recurring nature.

Fiscal Year-End

The Company has selected December 31 as its fiscal year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Fair Value of Financial Instruments

The Company follows the fair value measurement rules, which provide guidance on the use of fair value in accounting and disclosure for assets and liabilities when such accounting and disclosure is called for by other accounting literature. These rules establish a fair value hierarchy for inputs to be used to measure fair value of financial assets and liabilities. This hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three levels: Level 1 (highest priority), Level 2, and Level 3 (lowest priority).

Level 1—Unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the balance sheet date.

Level 2—Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3—Inputs are unobservable and reflect the Company’s assumptions as to what market participants would use in pricing the asset or liability. The Company develops these inputs based on the best information available.

Investments are reflected in the accompanying financial statements at fair value. The carrying amount of receivables and accounts payable and accrued expenses approximates fair value due to the short-term nature of those instruments. The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information.  These estimates involve uncertainties and cannot be determined with precision.  The carrying amounts of lease

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receivables, accounts payable, and accrued liabilities approximate fair value given their short-term nature or effective interest rates, which constitutes level three inputs.

Basic and Diluted Loss per Share

In accordance with ASC Topic 260 – "Earnings per Share," the basic loss per common share is computed by dividing the net loss available to common stockholders by the weighted average number of common stock outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional shares of common stock that would have been outstanding if the potential common stock had been issued and if the additional shares of common stock were dilutive.

Potential common stock consists of the incremental common stock issuable upon the exercise of common stock warrants (using the if-converted method), convertible notes, and classes of shares with conversion features, stock awards and stock options. The computation of loss per share for the comparative periods excludes potentially dilutive securities of underlying preferred shares if their inclusion would be antidilutive. During the nine months ended December 31, 2023 and 2024 the Company recorded net losses and therefore, inclusion of potentially dilutive securities would be antidilutive and are excluded from the statement of profit and loss. The table below reflects the potentially dilutive securities at year ended December 31, 2023 and 2024.

Revised PL as per accrual method	(627,089)

EPS
Existing no of shares	145167494
Basic EPS	(0.004319)

Only for reporting purpose, the diluted EPS is as follows:

Revised PL as per accrual method	(627,089)

EPS
Existing no of shares	145167494
Convertible shares	42160
Total shares for EPS	145209654

Diluted EPS	(0.004318)

Revenue Recognition

The Company recognizes revenue when the earnings process is complete and persuasive evidence of an arrangement exists. This generally occurs when a purchased product has been shipped to a customer from our fulfillment center at which time both title and the risks and rewards of ownership are transferred to and accepted by the customer, and the selling price has been collected.  However, the company did not earn any revenue till the date of reporting.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

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NOTE 4 – CONVERTIBLE NOTE

The Company executed a Convertible Promissory Note (the “CPN”) with the third parties as follows:

Column 1	Debit	Credit	Agreement	Type	Loan Date	ROI	Maturity Date	Interest Amount	Conversion price per share	Interest at maturity	No of shares
BLUE CONVERTIBLE NOTE	—	10000.00	yes	convertible note	30/12/24	1%	30/12/26	27%	0.75	200	13,600
Dickerson Convertible Note	—	1000.00	yes	convertible note	30/12/24	1%	30/12/26	3%	0.75	20	1,360
Holmes Convertible Note	—	10000.00	yes	convertible note	31/12/24	1%	31/12/26	0%	0.75	200	13,600
Merriweather Convertible Note	—	10000.00	yes	convertible note	27/12/24	1%	27/12/26	110%	0.75	200	13,600

The CPN was for a 2 year term, bearing interest at 1% per annum and was convertible into shares of common stock of the Company based on the following: Upon Maturity, the Company shall pay the entire principal, plus any accrued and unpaid interest, back to the Lender, or at any time from the original date of the CPN the Lender may choose to convert the unpaid balance of the CPN, and any accrued interest thereon, into shares of the Company’s Common Stock at a conversion price of $0.75/ share.

Formerly, US GAAP used to bifurcate convertible debt into debt and equity components but had several, more complicated approaches depending on the structure of the convertible. However, US GAAP no longer uses the bifurcation model and instead assumes the convertible debt is straight debt.

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The calculation of interest expense for the year and no. of shares using IF-CONVERTED method is as follows:

Blue convertible Note
Principal Amount	10,000
Interest accrued	27%
Total due at the end of the year	10,000

Total due at maturity	10,200
Conversion Price	75%
No of share for EPS	13,600

Dickerson Convertible Note
Principal Amount	1,000
Interest accrued	3%
Total dues at the end of the year	1,000

Total due at maturity	1,020
Conversion Price	75%
No of share for EPS	1,360

Holmes Convertible Note
Principal Amount	10,000
Interest accrued	0.00
Total due at the end of the year	10,000

Total due at maturity	10,200
Conversion Price	75%
No of share for EPS	13,600

Merriweather Convertible Note
Principal Amount	10,000
Interest accrued	110%
Total due at the end of the year	10,001

Total due at maturity	10,200
Conversion Price	0.75
No of share for EPS	13,600

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NOTE 5 - RELATED PARTY TRANSACTIONS

Particulars	Debit	Credit	Related Party	Agreement	Type	ROI	Maturity Date
Loan From Albet Niihara	—	65,000.00	Family	no	loan	NA	NA
LOAN FROM DR NIIHARA	—	1,624,352.30	Director	no	loan	NA	NA
Loan From Hope International Hospice	—	50,000.00	Group Company	no	loan	NA	NA

The company has entered into loan agreements with the above parties without an agreement and hence, we are unable to do a fair value assessment of these loans in the absence of information like maturity date, ROI, etc.

NOTE 6 – COMMON AND PREFERRED STOCK

The Company has authorized 145,167,494 shares of Common Stock, $0.00001 par value.

NOTE 7 – OTHER EVENTS

•	As soon as the company was formed, preparation of dossier for India and Oman was started.
•	India application was accepted in October 11, 2024. We are currently waiting for the review.
•	Oman application is now ready and it was sent over to our partner the Seas Corporation.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through the date that the financial statements were issued and determined that there are no additional subsequent events to disclose.

Other Notes:

Legal and Administration Expenses
Chain Blinx Consultant	15,000
Consultant	136,501
Insurance	15,000
Legal	69,417
Loan Fees	250
Professional Expense	26,600
Rent	3,042
265,809

Other expenses
BANK CHARGES	2,174
BUSINESS TRAVEL AND PROMOTION	1,148
FOOD AND MEALS	8,720
Misc Expense	1,036
13,078

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Index To Exhibits and Exhibit Description

Exhibit No.	Exhibit Description
1.1	Articles of Incorporation
2.1	Corporate Bylaws
3.1	Subscription Agreement

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rolling Hills Estates, California on March 27, 2025.

Niihara International, Inc.

By:/s/ Yutaka Niihara

Yutaka Niihara, CEO  of Niihara International, Inc.

Dated: March 27, 2025

This Offering Circular has been signed by the following persons in the capacities and on the dates indicated,

INVESTOR NAME:

________________________________________________

By: _____________________________________________

Print Name: _____________________________________

Title: ____________________________________________

Date: ____________________________________________

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